Durland & Company
                          Certified Public Accountants
                           A Professional Association
                               340 Royal Palm Way
                              Palm Beach, FL 33480
                          (561)822-9995 * FAX 822-9942

Stephen H. Durland CPA                                      Members of:
  ------------                                        Florida Institue of CPA's
Also Certified in CA,CO,GA,
LA,MA,MS,NC,NJ,NY,SC,TX,WI


28 September 2000

Cartis, Inc.
Palm Beach, Florida

Gentlemen:

The audit of the financial statements of Cartis, Inc., as of 30June 2000 cannot be completed timely as we are waiting on certain information from the company.


/s/ Durland & Company CPAs, PA
Durland & Company, CPAs, PA